Exhibit 99.1

United Refining Company Announces Tender Offer and Consent Solicitation for its 10 1/2% Senior Notes due 2012

For Immediate Release:

WARREN, PENNSYLVANIA, February 22, 2011 – United Refining Company (“United Refining”) announced today the launch of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 10 1/2% Senior Notes due 2012 (the “Notes”) issued under an indenture dated as of August 6, 2004 (the “Indenture”) and consent solicitation (the “Solicitation”) for certain proposed amendments to the Indenture.

The Notes and other information relevant to the Tender Offer and Solicitation are set forth in the table below.

CUSIP/ISIN	Outstanding Principal Amount[1]	Security	Consent Date	Tender Offer Consideration[2]	Consent Payment[3]	Total Consideration[3]
911358AF6/ US911358AF66	$323,960,000.00	10 1/2% Senior Notes due 2012	5:00 p.m., New York City time, March 7, 2011	$975.00	$30.00	$1,005.00

1	As of February 22, 2011.
2	For each $1,000 principal amount of Notes, excluding accrued but unpaid interest thereon, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
3	For each $1,000 principal amount of Notes tendered prior to the Consent Date (as defined below).

In the related Solicitation, United Refining is soliciting the consents of the holders of the Notes to proposed amendments to the Indenture (the “Proposed Amendments”). The principal purpose of the Solicitation and the Proposed Amendments is to eliminate substantially all of the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions contained in the Indenture. In order for the Proposed Amendments to be effective, holders of at least a majority of the outstanding aggregate principal amount of the Notes (excluding any such Notes held by United Refining or any affiliate) must consent to the Proposed Amendments. Holders who tender Notes are obligated to consent to the Proposed Amendments and holders may not deliver consents without tendering the related Notes.

Each holder who validly tenders its Notes and delivers consents to the Proposed Amendments prior to 5:00 p.m., New York City time, on March 7, 2011, unless such time is extended by United Refining (the “Consent Date”), will receive, if such Notes are accepted for purchase pursuant to the Tender Offer, the total consideration of $1,005.00, which includes $975.00 as the tender offer consideration and $30.00 as a consent payment. In addition, accrued but unpaid interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes. United Refining will pay the total consideration for the Notes accepted for purchase, plus accrued but unpaid interest, promptly following the date of such acceptance (such date, the “Early Payment Date”). United Refining currently expects that the Early Payment Date will be March 8, 2011.

The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on March 21, 2011, unless extended (the “Expiration Date”). Tendered Notes may be withdrawn and consents may be revoked at any time prior to the Consent Date but not thereafter. Holders who validly tender their Notes and deliver their consents after the Consent Date will receive only the tender offer consideration and will not be entitled to receive a consent payment if such Notes are accepted for purchase pursuant to the Tender Offer. United Refining will pay the total consideration or tender offer consideration, as the case may be, plus accrued but unpaid interest, for the Notes accepted for purchase promptly following the date of such acceptance (such date, the “Final Payment Date”). United Refining currently expects that the Final Payment Date will be March 22, 2011.

The consummation of the Tender Offer and the Solicitation is conditioned upon, among other things, (i) the issuance of an aggregate principal amount of senior secured notes acceptable to United Refining in its sole discretion, with terms (including economic terms) acceptable to United Refining in its sole discretion, to permit the closing of the Tender Offer, Solicitation, the redemption of the Notes, if required, and related transactions, and the availability of proceeds from the issuance of the new notes necessary to pay the applicable total consideration and accrued but unpaid interest to the Early Payment Date or the Final Payment Date, as the case may be, for validly tendered Notes and/or redeem Notes, if required (including any applicable premiums and fees and expenses) and (ii) the receipt of the consents of holders of at least a majority of the outstanding aggregate principal amount of the Notes (excluding any such Notes held by United Refining or any affiliate) to the applicable Proposed Amendments, and the execution of the supplemental indenture giving effect to the Proposed Amendments.

If any of the conditions are not satisfied, United Refining may terminate the Tender Offer and return tendered Notes. United Refining has the right to waive any of the foregoing conditions and to consummate the Tender Offer and the Solicitation. In addition, United Refining has the right, in its sole discretion, to terminate the Tender Offer and/or the Solicitation at any time, subject to applicable law.

The complete terms and conditions of the Tender Offer and Solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement dated February 22, 2011 and the related Consent and Letter of Transmittal (the “Offer Documents”) that are being sent to holders of the Notes. The Tender Offer and Solicitation are being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

Credit Suisse Securities (USA) LLC will act as Dealer Manager and Solicitation Agent for the Tender Offer and Solicitation. Questions regarding the Tender Offer or Solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or at (212) 325-5912 (collect).

D.F. King & Co., Inc. will act as the Information Agent for the Tender Offer and Solicitation. Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at 212-269-5550 (for brokers and banks) or (800) 829-6551 (for all others).

Neither United Refining’s board of directors nor any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the Tender Offer and Solicitation.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

For additional information, please contact:

John R. Wagner

Vice President, Secretary and General Counsel

Mary Phillips

Executive Assistant

United Refining Company

15 Bradley Street

Warren, PA 16365

Telephone: (814) 723-1500

About United Refining

We are the leading integrated refiner and marketer of petroleum products in our primary market area, which encompasses Western New York and Northwestern Pennsylvania. We own and operate a petroleum refinery in Warren, Pennsylvania, and our retail segment sells petroleum products under the Kwik Fill®, Citgo® and Keystone® brand names and convenience and grocery items under the Red Apple Food Mart® and Country Fair® brand names.

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Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of United Refining to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ SEC filings. The company does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.